Law Offices of
Paul, Hastings, Janofsky & Walker LLP
A Limited Liability Partnership Including Professional Corporations
55 Second Street
San Francisco, California 94105
Telephone (415) 856-7000
Facsimile (415) 856-7100
Internet: www.paulhastings.com

April 28, 2008

Matthews International Funds
Four Embarcadero Center, Suite 550
San Francisco, California 94111

Re:	Matthews International Funds (d/b/a Matthews Asian Funds)
File Nos. 33-78960 and 811-08510 (the “Registrant”)

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 32 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP